                              EXHIBITS 5.1 AND 23.1

                       [Hughes & Luce, L.L.P. Letterhead]
                          1717 Main Street, Suite 2800
                               Dallas, Texas 75201
                                 (214) 939-5500


                                  July 15, 1999



CNET, Inc.
150 Chestnut Street
San Francisco, California  94111

Ladies and Gentlemen:


         We have acted as counsel to CNET, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 23,475 shares (the "Shares") of the Company's common stock, par value $.0001 per share, issued pursuant to that certain Agreement and Plan of Merger dated as of April 30, 1999, by and among the Company, Sumo, Inc. and the shareholders of Sumo, Inc., as described in the Registration Statement of the Company on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission on or about May 14, 1999.


         In rendering this opinion, we have examined and relied upon executed originals, counterparts, or copies of such documents, records, and certificates (including certificates of public officials and officers of the Company) as we considered necessary or appropriate for enabling us to express the opinions set forth herein. In all such examinations, we have assumed the authenticity and completeness of all documents submitted to us as originals and the conformity to originals and completeness of all documents submitted to us as photostatic, conformed, notarized, or certified copies.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

         This opinion may be filed as an exhibit to the Registration Statement. We also consent to the reference to this firm as having passed on the validity of such Shares under the caption "Legal Matters" in the prospectus that constitutes a part of the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.





                                      Very truly yours,


                                      /s/ HUGHES & LUCE, L.L.P.